                                                                      EXHIBIT 11

                                BIRD CORPORATION
                  COMPUTATION OF EARNINGS PER COMMON SHARE (1)
               (In thousands, except share and per share amounts)

                                                                YEAR ENDED DECEMBER 31,
                                                     1995             1994                1993
                                               --------------    --------------     --------------
Primary earnings per share

 Earnings (loss) from continuing operations            ($797)           $1,083            ($1,908)
 Deduct dividend requirements:
  Preferred stock                                        (30)              (30)               (30)
  Convertible preference stock                        (1,506)           (1,506)            (1,506)
                                               --------------    --------------     --------------
 Net loss from continuing operations                  (2,333)             (453)            (3,444)

 Net loss from discontinued operations               (11,252)           (4,766)           (26,414)
                                               --------------    --------------     --------------
 Net loss applicable to common stock                ($13,585)          ($5,219)          ($29,858)
                                               ==============    ==============     ==============

 Weighted average number of common
  shares outstanding (1)                           4,104,965         3,992,251          4,097,999
 Assuming exercise of options reduced by
  the number of shares which could have
  been purchased with the proceeds from
  exercise of such options (3)                             0                 0                  0
                                               --------------    --------------     --------------

 Weighted average number of common
  shares outstanding as adjusted                   4,104,965         3,992,251          4,097,999
                                               ==============    ==============     ==============

 Primary earnings (loss) per common share:
  Continuing operations                               ($0.57)           ($0.11)            ($1.51)
  Discontinued operations                              (2.74)            (1.20)             (6.45)
  Cumulative effect of accounting change                0.00              0.00               0.67
                                               --------------    --------------     --------------

  Applicable to common stock                          ($3.31)           ($1.31)            ($7.29)
                                               ==============    ==============     ==============

                                                                      EXHIBIT 11
                                BIRD CORPORATION
                  COMPUTATION OF EARNINGS PER COMMON SHARE (1)
               (In thousands, except share and per share amounts)


                                                                YEAR ENDED DECEMBER 31,
                                                     1995             1994                1993
                                               --------------    --------------     --------------

Fully diluted earnings per share (2)

 Earnings from (loss) continuing operations            ($797)           $1,083            ($1,908)
 Deduct dividend requirements of
  preferred stock                                        (30)              (30)               (30)
                                               --------------    --------------     --------------
 Net earnings (loss) from continuing
  operations                                            (827)            1,053             (1,938)

 Net loss from discontinued operations               (11,252)           (4,766)           (26,414)
                                               --------------    --------------     --------------

 Net loss applicable to common stock                ($12,079)          ($3,713)          ($28,352)
                                               ==============    ==============     ==============

 Weighted average number of common
  shares outstanding (1)                           4,104,965         3,992,251          4,097,999
 Assuming exercise of options reduced by
  the number of shares which could have
  been purchased with the proceeds from
  exercise of such options                                 0                 0                  0
 Assuming conversion of convertible
  preference stock                                   731,955           731,955            731,955
                                               --------------    --------------     --------------

 Weighted average number of common
  shares outstanding as adjusted                   4,836,920         4,724,206          4,829,954
                                               ==============    ==============     ==============
 Fully diluted earnings (loss) per common
  share:
  Continuing operations                               ($0.17)            $0.22             ($0.97)
  Discontinued operations                              (2.33)            (1.01)             (5.57)
  Cumulative effect of accounting change                0.00              0.00               0.67
                                               --------------    --------------     --------------

  Applicable to common stock                          ($2.50)           ($0.79)            ($5.87)
                                               ==============    ==============     ==============

(1)      See Note 1 of Notes to Consolidated Financial Statements.

(2) These calculations are submitted in accordance with Securities Exchange Act of 1934, Release No. 9083, although in certain instances, it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.

(3) APB 15 paragraph 30 indicates computation of primary earnings per share should not give effect to common stock equivalents if their inclusion has the effect of decreasing the loss per share amount otherwise computed or is anti-dilutive.